EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-213043 on Form S-11 of our report dated March 19, 2018, relating to the consolidated financial statements and financial statement schedule of Blackstone Real Estate Income Trust, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

March 20, 2018